Exhibit 3.40(a)

AGREEMENT OF INCORPORATION

           I.     The undersigned agree to become a corporation by name of Kermit Coal Company.

           II.     The principal office or Place of Business of said Corporation will be located in Kermit District, in county of Mingo and State of West Virginia. It's chief works will be located at the same place.

           III.     The objects for which this Corporation is formed are as follows:

           (a)     To engage in the mining, producing, buying, handling, manufacturing and selling of coal, and the products and by-products thereof.

           (b)     To purchase, lease, or otherwise acquire, hold, sell, convey, or lease to others and dispose of, real estate and personal property and interests therein, of whatever nature and wheresoever situated, for any purpose.

           (c)     To buy, own, hold and sell the stocks, bonds and securities of other corporations.

           (d)     To do and perform any and all other such things as may be requisite, necessary, incidental or germane to all or any of the purposes and objects hereinbefore set forth.

           IV.     The amount of the total authorized capital stock of said corporation shall be Fifty Thousand and No/100 dollars and shall be divided into 5,000 shares of the par value of Ten and No/100 dollars each.

           The amount of capital stock with which it will commence business is Fifty Thousand and No/100 dollars ($50,000.00) being One Hundred (100) shares of the par value of Ten and No/100 dollars ($10.00) each.

           V.     The names and post office addresses of the incorporators and the number of shares of stock subscribed for by each are as follows:

Name	Address	No. of Shares of Common Stock	No. of Shares of Preferred Stock	Total No. of Shares
Aaron M. Damron		Kermit, West Virginia	80	80
Ellen M. Damron		Kermit, West Virginia	10	10
Elias Damron		Kermit, West Virginia	10	10

           VI.     The existence of the corporation is to be perpetual.

           WE, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of West Virginia do make and file this Agreement and we have accordingly hereunto set our respective hands this illegible day of November, 1968.

/s/ Aaron M. Damron (Aaron M. Damron) /s/ Eileen M. Damron (Eileen M. Damron) /s/ Elias Damron (Elias Damron)

CERTIFICATES

State of West Virginia, County of Mingo, to-wit:

           I, illegible, a Notary Public in and for the County and State aforesaid, hereby certify that Aaron M. Damron, Eileen M. Damron, and Elias Damron, whose names are signed to the foregoing agreement bearing date on the illegible day of November, 1968.

/s/ illegible Notary Public

My commission expires: illegible

State of West Virginia
Certificate

           I, John D. Rockerfeller, IV, Secretary of State of West Virginia, hereby certify that John Webb, President of Kermit Coal Company, a corporation created and organized under the laws of the State of West Virginia, has certified to me under his signature and the corporate seal of said corporation, that, at a special meeting of the stockholders of said corporation, regularly held in accordance with the requirements of the law of said State, in Kermit District, Mingo County, West Virginia, on the 26th day of February, 1970, at which meeting all of the issued and outstanding voting stock of said corporation being represented by the holders thereof, in person, and voting for the following resolution, the same was duly and regularly adopted and passed to-wit:

"RESOLVED, that Article IV of the corporation's charter be amended to read as follows:

           "IV. The amount of the total authorized capital stock of said corporation shall be Fifty Thousand Dollars ($50,000.00), which shall be divided into 5,000 shares of the par value of Ten Dollars ($10.00) each.

"The amount of capital stock with which it will commence business is One Thousand Dollars ($1,000.00), being One Hundred (100) shares of the par value of Ten Dollars ($10.00) each."

           WHEREFORE, I do declare said change in the Commence Business as set forth in the foregoing resolution is authorized by law.

Given under my hand and the Great Seal of the said State at the City of Charleston, this Twenty-Sixth day of February, 1970. /s/ John D. Rockerfeller, IV Secretary of State

KERMIT COAL COMPANY

KERMIT, WEST VIRGINIA

           The undersigned, JOHN WEBB and GROVER WEBB, President and Secretary, respectively, of Kermit Coal Company, do hereby certify that at a special meeting of Kermit Coal Company lawfully convened and held at the corporation's office and chief works in Kermit District, Mingo County, West Virginia, on the date of February 25, 1970, at the hour of 1:30 o'clock p.m., at which the owners of all issued and outstanding stock of said corporation were present, to-wit, John Webb, owner of eighty (80) shares thereof, Clara Webb, owner of ten (10) shares thereof, and Grover Webb, owners of ten (10) shares thereof, which said special meeting was called and convened for the single and express purpose of considering an amendment to Article IV of the corporation's charter, for the purpose of correcting an error inadvertently made therein at the time application for charter was presented to the Secretary of State of the State of West Virginia, said error being the recital of the word "Fifty" when it should have been "One" in the description of the number of thousands of dollars of capital stock with which the corporation would commence business, the following resolution was lawfully adopted upon motion duly made, seconded and unanimously carried by the affirmative vote of all stockholders, to-wit:

"RESOLVED, that Article IV of the corporation' s charter be amended to read as follows:

           IV. The amount of the total authorized capital, stock of said corporation shall be Fifty Thousand Dollars ($50,000.00) , which shall be divided into 5,000 shares of the par value of Ten Dollars ($10.00) each.

"The amount of capital stock with which it will commence business is One Thousand Dollars ($1,000.00), being One Hundred (100) shares of the par value of Ten Dollars ($10.00) each."

Dated this 25th day of February, 1970.

/s/ John Webb John Webb, President

ATTEST:

/s/ Grover Webb
Grover Webb, Secretary

It is hereby certified that the foregoing instrument was prepared by Zane Grey Staker, Attorney at Law, Williamsom, West Virginia, on the 25th day of February, 1970.

/s/ Zane Grey Whitaker Zane Grey Whitaker

ARTICLES OF AMENDMENT OF THE
ARTICLES OF INCORPORATION OF
KERMIT COAL COMPANY

Adopted in accordance with the provisions
of Section 31-1-109 of the West Virginia Corporation Act

           The undersigned officers of Kermit coal company, a corporation existing under the laws of the State of West Virginia, do hereby certify as follows:

           FIRST: The name of the corporation is Kermit Coal Company (the "Corporation").

           SECOND: The following amendment to Article III. of the Articles of Incorporation of the Corporation (the "Articles of Incorporation") was adopted by the board of directors and sole stockholder of the Corporation in accordance with Section 31-1-73 of the West Virginia Corporation act, by unanimous written consent.

"III. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the West Virginia corporation Act."

           THIRD: The number of shares of the Corporation outstanding at the time of such adoption was 100 and the number of shares entitled to vote was 100.

           FOURTH: The designation and number of outstanding shares of each class entitled to vote, as a class were 100 shares of common stock.

           FIFTH: The number of shares voted for such amendment was 100 and the number of shares voted against such amendment was 0.

           SIXTH: The number of shares of each class entitled to vote as a class voted for such amendment was 100 shares of voting common stock and against such amendment was 0.

           IN WITNESS WHEREOF, the undersigned being the President and Asst. Secretary, have hereunto signed these Articles of Amendment of the Articles of Incorporation as of this 10th day of November, 1992.

By: /s/ Larry M. Misinay Title: President

ATTEST:
By /s/ S.J. Paul
Title: Asst. Secretary

STATE OF
COUNTY OF

           I, Anna J. Hammond, a Notary Public, do hereby certify that on this 10th day November, 1992, personally appeared before me, Larry M. Misinay and S. J. Paul, who being by me first duly sworn, declared that they are the President and Asst. Secretary, respectively, of Kermit coal Company and that they signed the foregoing document as President and Asst. Secretary, respectively of the Corporation, and that the statements therein contained are true.

By: /s/ Anna J. Hammond Notary Public My commission expires: April 5, 1995

Articles of Amendment
prepared by:
Laura Chiofalo Smith
c/o Kirkland & Ellis
55 East 52nd Street
16 floor
New York, NY 10055